                                                                     EXHIBIT 6.6




                           WARRANT PURCHASE AGREEMENT
                           --------------------------

           THIS WARRANT PURCHASE AGREEMENT (the "Agreement") is made as of June 16, 1995, by and among DIGITAL DESCRIPTOR SYSTEMS, INC., an Illinois corporation (the "Company"), COMPU-COLOR, INC., an Iowa corporation ("Compu-Color") and NORMAN COHN (the "Investor").

           The Company and the Investor agree as follows.

           1. Loan.

              At Closing the Investor will cause the lender, National Business Systems, Inc. (the "Lender"), lo loan to the Company the aggregate sum of Three Hundred Fifty Thousand Dollars ($350,000) (the "Loan").

           2. Warrants to Purchase Common Stock. In consideration for arranging the Loan, at Closing the Company shall sell to the Investor and the Investor shall purchase 20,000 Redeemable Class A-l warrants and 20,000 Redeemable Class B-l Warrants to purchase an aggregate of 40,000 shares of the Company's Common Stock (the "Warrant(s)") for a purchase price of $.001 per Warrant or $40.00 in the aggregate. The Warrants shall be subject to a Warrant Agreement between the Company and the Investor in the form attached hereto as Exhibit I (the "Warrant Agreement").

           3. The Closing. The closing of the transactions contemplated herein shall take place in Langhome, Pennsylvania, on or about June 16, 1995, or at such other time and place as the Company and the Investor mutually agree (which time and place are designated "the Closing" or "the Closing Date"). At the Closing, the Company shall deliver the Warrant Agreement and

Certificates for Warrants to the Investor against delivery by the Investor of the Warrant Agreement and $150.00 in full payment of the Warrants.

           4. Representations and Warranties of the Company. The Company and Compu-Color hereby represent and warrant to the Investor that:

              4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Compu-Color is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. The Company and Compu-Color are duly qualified and in good standing in each state where the character or location of the properties owned or leased by the Company or Compu-Color or the nature of the business conducted by the Company or Compu-Color makes such qualification necessary.

              4.2 Capital Stock. The Company has an authorized capitalization consisting of 10,000,000 shares of common stock, $.001 par value, of which 120,000 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

              4.3 Authorization. All corporate action on the part of the Company and Compu-Color necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company and Compu-Color hereunder, and the authorization, issuance and delivery of the Note, the Warrants and Common Stock deliverable upon exercise of Warrants has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligations of the Company and Compu- Color, enforceable in accordance with its respective terms except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws of general application affecting creditors' rights, and except as enforcement may be limited by general equitable principles.

              4.4 Valid Issuance of Shares. The Common Stock deliverable upon exercise of the Warrants, when issued, sold and delivered in accordance with the prescribed consideration, will be duly and validly issued, fully paid and nonassessable.

              4.5 Public Offering. The Company intends to file on or before July 15, 1995 an Amendment to Registration Statement, to register 1,100,0000 Units; each Unit consisting of one share of Common Stock, one Redeemable Class A Warrant and one Redeemable Class B Warrant (the "Initial Public Offering").

           5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

              5.1 Authorization. This Agreement has been duly executed and delivered by the Investor and, assuming execution and delivery by the Company, this Agreement constitutes a valid obligation of the Investor.

              5.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement Investor hereby confirms, that the Warrants and Shares deliverable upon exercise of the Warrants to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any such securities. The Investor represents that he has full power and authority to enter into and perform this Agreement.

              5.3 Investment Experience. The Investor acknowledges that he is able to fend for himself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Warrants and Shares deliverable upon exercise of the Warrants.

              5.4 Accredited Investor. Except as disclosed in writing to the Company, prior to the Closing, the Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

              5.5 Restricted Securities. The Investor understands that the Warrants and Shares deliverable upon exercise of the Warrants are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

              5.6 Legends. It is understood that the certificates evidencing shares deliverable upon exercise of the Warrants may bear the following or similar legend:


              These Securities have not been registered under the Securities Act of 1933 and any transfer, sale or disposition may be made only in compliance with the registration provisions of the Securities Act or an exemption from the provisions thereof.

           6. Conditions to Investor's Obligations at Closing. The obligations of the Investor under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

              6.1 Representations and Warranties. The representations and warranties of the Company and Compu-Color contained in Section 4 shall be true in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

              6.2 Performance. The Company and Compu-Color shall have performed or fulfilled all agreements and conditions contained in this Agreement required to be performed or fulfilled by the Company or Compu-Color on or before the Closing.

              6.3 Legal Opinion. The Company and Compu-Color shall deliver to the Investor an opinion of counsel for the Company and Compu-Color that (i) the Warrants are and the Common Stock when issued will be duly authorized and validly issued and (ii) this Agreement, the Note and Warrant Agreement constitute the valid and legally binding obligations of the Company and Compu-Color, enforceable in accordance with its respective terms except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws of general application affecting creditors' rights, and except as enforcement may be limited by general equitable principles; provided, however, such opinion shall be given as if Illinois law was applicable to this Agreement, the Warrant Agreement and the Note.

           7. Conditions of the Company's Obligations at Closing. The obligations of the Company and Compu-Color under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company.

              7.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 5 shall be true on and as of Closing Date with the same effect as though said representations and warranties had been made on and as of the Closing.

              7.2 Performance. The Investor shall have performed or fulfilled all agreements and conditions contained in this Agreement required to be performed or fulfilled by the Investor on or before the Closing.


             7.3 Closing - All or Nothing. The Lender and Investor shall have performed all obligations hereunder including, without limitation, tendered the Loan amount and the Warrant purchase price.


           8. Registration Rights.

              8.1 Definitions. As used herein:

                  (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

                  (b) For the purposes of this Section 8, the term "Registrable Securities" means (i) any and all Warrants owned by the Holders, (ii) any and all shares of Common Stock of the Company owned by the Holders, including shares issuable or issued upon exercise of the Warrants, (iii) stock or warrants issued in lieu thereof in any reorganization and (iv) stock or Warrants issued in respect of the stock referred to in (ii) and (iii) above or Warrants as a result of a stock split, stock dividend, recapitalization or combination.

                  (c) The terms "Holder" or "Holders" mean the Investor or qualifying transferees hereunder who hold Registrable Securities.

              8.2 Piggy Back Rights.


                  (a) Subject to subsection 8.9, at any time the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than (i) registration relating solely to employee stock options or purchase plans, (ii) a registration relating solely to an SEC Rule 145 transaction, or (iii) a registration under the terms of that certain letter of intent between the Company and Gaines, Borland Inc. dated April 4, 1995, as amended or modified, the Company will:

                      (i) promptly give to each Holder written notice thereof
              (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                      (ii) include in such registration (and any related
              qualifications under blue sky laws-or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in subsection 10.1.2(b) below.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 8.2(a)(l). In such event the right of any Holder to registration pursuant to this subsection 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other Holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.2 if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall, subject to the provisions of the contractual registration rights of others, be allocated among all of the Company's shareholders (including the Holders) who have indicated an intention to include securities in the registration statement, in proportion, as nearly as practicable, to the respective amounts of securities held by such shareholders at the time of filing the registration statement. If any Holder disapproves of the term of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Notwithstanding anything to the contrary contained herein, the Company may at any time determine not to proceed with any registration theretofore proposed.


              8.3 Demand Rights. Subject to subsection 8.9, the Company agrees that the Investor shall have the right to be exercised for one time only to register Registerable Securities.

If the Company shall receive at any time after the date hereof, a written request from the Holders of a majority of Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registerable Securities then outstanding, then the Company shall effect as soon as practicable, and in any event shall use its best efforts to effect within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered. If the Company shall have given notice of redemption of all of the then outstanding Warrants under the terms of the Warrant Agreement, then (provided the Holders shall not have theretofore exercised their demand rights under this Section 8.3) upon the giving of such notice, all of the Holders shall be deemed to have exercised their demand rights under this Section 8.3 with respect to all Registrable Securities held by them; provided, however, if the exercise of redemption is withdrawn by the Company or if the registration statement which is filed as a result of the deemed exercise of demand rights is not declared effective, then the demand rights of such Holders shall not be deemed to have been exercised. If the Company shall have given notice of redemption of less than all of the Warrants, then (provided the Holders shall not have theretofore exercised their demand rights under this Section 8.3) upon the giving of such notice, only those Holders of Warrants called for redemption shall be deemed to have exercised their demand rights under this Section 8.3, and only with respect to the Common Stock issuable upon exercise of such Warrants called for redemption, and the Holders of Registrable Securities other than the Warrants called for redemption (including those persons who may be Holders of both the Warrants called for redemption and other Registrable Securities) shall continue to have the demand registration rights provided by this Section 8.3 with respect to all of such Registrable Securities, other than shares of Common Stock issuable upon exercise of the Warrants called for redemption, as though no demand registration shall have been deemed exercised.

              8.4 Expenses of Registration. All expenses incurred in connection with any registration pursuant to this Section 8, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company. The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

              8.5 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof at its expense the Company will:

                  (a) keep such registration pursuant to this Section 8 effective for a period of 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                  (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

                  (c) maintain in effect the same registered status of the Registerable Securities as the Company maintains for the Class A and Class B Warrants issued pursuant to the Initial Public Offering.


              8.6 Indemnification.

                  (a) The Company will indemnify each Holder of Registrable Securities, each of it officers, directors and partners, and each person controlling such Holder, with respect to which such registration has been effected pursuant to Section 8, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on an untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the indemnity contained in this paragraph shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld) and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter specifically for use therein.


                  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or an underwriter within the meaning of the Act, against ail claims, losses expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, final prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters and such controlling persons for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, offering circular'or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; and provided further that the indemnity contained in this paragraph shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld).

                  (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the

"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of it obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.


                  (d) In the event that the parties to any such action described above (including impleaded parties) include both the Company and the Investor and the Investor shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of the Investor and will reimburse the Investor as aforesaid for the reasonable fees and expenses of any counsel retained by him, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expense of more than one separate firm of attorneys. The Company agrees to notify the Investor within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Company within the meaning of the Act or the 1934 Act, in connection with the sale of any securities or Registrable Securities.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this subsection 8.6 is applicable, but for any reason is held to be unavailable from an indemnifying party, such indemnifying party shall contribute to the aggregate losses, claims and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the other indemnifying parties, such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which an indemnified party is subject in a proportion which is appropriate to reflect the relative benefits received by the Company and each Holder and other selling stockholder from the offering and also the relative fault of the Company, each Holder and other selling stockholder in connection with the statements or omissions that resulted in such losses, claims and liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, and each Holder and selling stockholder shall be deemed to be in the same proportion as the net proceeds of the offering received by the Company and each Holder and selling stockholder. The relative fault shall be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or a Holder or selling stockholder; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection 8.6(e), each person, if any, who controls a Holder within the meaning of the Act shall have the same rights to contribution as such Holder, and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder except to the extent that the failure to so notify has caused substantial prejudice to the right of the indemnifying party or its ability to defend the underlying claim. No party shall be liable for contribution with respect to any action or claim settled without its consent.

              8.7 Information and Cooperation by Holder. The Holder or Holders of Registrable Securities included in any registration shall (a) promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to herein and (b) cooperate with the Company and its underwriter in any other reasonable requirements.

              8.8 Rule 144 Reporting. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees that at all times after the expiration of 90 days from the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, it will:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) file with the SEC in a timely manner all reports and other .documents required of the Company under the Act and the Exchange Act;

                  (c) so long as a Holder owns any Registrable Securities, furnish to each such holder forthwith upon such Holder's request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after the expiration of 90 days from the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as each such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.

              8.9 Limitations on Registration Rights. The registration rights granted pursuant to subsections 8.2 and 8.3 may only be exercised on and after the nine month period beginning on the effective date of the Company's Initial Public Offering and no registration statement filed pursuant to such registration rights may be effective before the first anniversary of the effective date of the Company's Initial Public Offering; provided, however, to the extent required by the National Association of Securities Dealers, Inc. ("NASD") in connection with the Initial Public Offering, the Holders agree to delay the filing date or effective date of such registration statement. The company will use its best efforts to cause the underwriter for the Company in the Initial Public Offering to allow a representative of the Investor to participate in discussions with the NASD. The registration rights granted pursuant to this subsection'8.2 shall terminate as to each Holder on the fifth anniversary of the date hereof.

           9. Miscellaneous.

              9.1 Entire Agreement: Successors and Assigns. This Agreement and the schedules and exhibits hereto constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and permitted assigns of the parties.

              9.2 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

              9.3 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or three days after deposit in the United States mail, by registered or certified mail, addressed to the Company or the Investor as follows: (i) if to the Company or Compu-Color, to it at 2010-F Cabot Boulevard West, Langhorne, Pennsylvania 19047, Attention: President, and (ii) if to the Investor, to such person at the address specified under such person's signature line below, or in any case at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

              9.4 Amendment of Agreement. Any provision of this Agreement may be amended by a written instrument signed by the Company, Compu-Color and the Investor.

              9.5 Governing Law: Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania applicable to contracts entered into and wholly to be performed within the State of Pennsylvania, without regard to its conflict of laws rules.

              9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                               DIGITAL DESCRIPTOR SYSTEMS, INC.,
                                               a Delaware corporation


                                               By:______________________________
                                                           President



                                               COMPU-COLOR, INC.,
                                               an Iowa corporation



                                               By:______________________________
                                                          President

                                  SCHEDULE A-1

                          (COUNTERPART SIGNATURE PAGE)


The undersigned Investor hereby executes this counterpart signature page to that Warrant Purchase Agreement dated as of June 16, 1995 (the "Agreement") by and between Digital Descriptor Systems, Inc., a Delaware corporation (the "Company"), Compu-Color, Inc., an Iowa corporation, and the Investor and agrees to subscribe for and purchase the following Warrants for the price(s) indicated in accordance with the terms and conditions of the Agreement.



              Redeemable Class A-1 Warrants
              to Purchase 20,000 shares of
              Common Stock:                                    $20.00



              Redeemable Class B-1 Warrants
              to Purchase 20,000 shares of
              Common Stock:                                    $20.00





              TOTAL                                            $40.00








                                            ____________________________________
                                            Signature of Investor



                                            NORMAN COHN
                                            ------------------------------------
                                            Printed Name


                                            ____________________________________
                                            Street Address           Suite/Apt.#


                                            ____________________________________
                                            City            State       Zip Code